As filed with the Securities and Exchange Commission on October 6, 2026.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIDLAND STATES BANCORP, INC.
(Exact name of registrant as specified in its charter)

Illinois	37-1233196
1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321

Jeffrey G. Ludwig
Chief Executive Officer and President
Midland States Bancorp, Inc.
1201 Network Centre Drive
Effingham, Illinois 62401
(217) 342-7321

Copy to:
Bill Fay
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 6, 2026
PROSPECTUS
$250,000,000
Common Stock
Non-Voting Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units

From time to time, Midland States Bancorp, Inc. may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities, with an aggregate public offering price of up to $250,000,000.
This prospectus describes certain terms of these securities and the manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as any documents that are incorporated by reference.
We may offer and sell these securities through underwriters, brokers, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters and, if known, brokers or dealers that are used in connection with any such sale, as well as any fees, commissions or discounts we may pay to such underwriters in connection with such sale, in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “MSBI”. On October 5, 2026, the last reported sale price of our common stock was $33.00. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.
These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
Investing in our securities involves risks. You should refer to the section heading “Risk Factors” on page 1 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated           , 2026.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf process, we may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities. This prospectus describes certain terms of these securities and the manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website mentioned under the heading “Where You Can Find More Information.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent known and unknown uncertainties, risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following:
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business, economic and political conditions, particularly those affecting the financial services industry and our primary market areas;

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the effects of interest rates, including on our net interest income and the value of our securities portfolio as well as monetary and fiscal policies of the U.S. government, including policies of the Treasury and the Federal Reserve;

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the impact of federal trade policy, inflation, deposit volatility and potential regulatory developments;

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factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance;

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our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses on loans;

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risks from concentrations by type of borrower, geographic area, collateral and industry within our loan portfolio, including commercial real estate loans, and from large loans to certain borrowers;

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the quality and composition of our loan and investment portfolios and the valuation of our investment portfolio;

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the failure of assumptions and estimates underlying the establishment of our allowances for credit losses on loans, and estimation of values of collateral and various financial assets and liabilities;

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compliance with governmental and regulatory requirements, particularly those relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage servicing operations;

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legislative and regulatory changes, including changes in banking, consumer protection, securities, trade and tax laws and regulations and their application by our regulators;

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effects on the U.S. economy resulting from the implementation of policies proposed by the presidential administration, including tariffs, deportations and changes in banking regulation;

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changes in the financial markets;

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the effects of armed conflict, including the scope and duration of disruptions in global energy markets relating to war in the Middle East;

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our dependence upon third parties for certain information system, data management and processing services, and to provide key components of our business infrastructure;

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our ability to identify and address cyber-security risks, fraud and systems errors;

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changes in the business environment resulting from the adoption of artificial intelligence, including fraud and cybersecurity risk;

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operational risks, including with respect to fraud and information technology;

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our ability to effectively execute our strategic plan and manage our growth;

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demand for loan products and deposit flows;

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changes in business plans as circumstances warrant;

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the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services, including FinTech companies and private credit funds, and demand for financial services in our market areas;

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risks related to legal proceedings;

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changes in accounting principles, policies and guidelines;

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liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary;

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changes in our senior management team and our ability to attract, motivate and retain qualified personnel;

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risks related to potential acquisitions, including our ability to receive required regulatory approvals, exposure to potential asset and credit quality risks and unknown or contingent liabilities, the time and costs of integrating systems, procedures and personnel, the need for capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

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changes to U.S. and state tax laws, regulations and guidance;

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the effects of severe weather, natural disasters, acts of war or terrorism, widespread disease or pandemics, and other external events; and

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each of the factors and risks identified in the “Risk Factors” sections of the reports filed by the Company with the Securities and Exchange Commission and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this prospectus. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

MIDLAND STATES BANCORP, INC.
Midland States Bancorp, Inc. (the “Company,” “we,” “our,” or “us”), an Illinois corporation formed in 1988, is a diversified financial holding company headquartered in Effingham, Illinois. Our banking subsidiary, Midland States Bank (the “Bank”), an Illinois state-chartered bank formed in 1881, has branches across Illinois and in Missouri, and provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, insurance and financial planning services. As of June 30, 2026, the Company had total assets of $6.70 billion, and our wealth management group had assets under administration of approximately $4.78 billion.
Our strategic plan focuses on delivering a superior customer experience through a high-tech, high-touch approach, while remaining committed to core community banking and relationship-driven growth. We continue to enhance our regional franchise approach that serves our core customers with a consistent, high-performance culture rooted in our One Midland values and with a strong foundation in Enterprise Risk Management.
Our principal executive offices are located at 1201 Network Centre Drive, Effingham, Illinois 62401, and our telephone number at that address is (217) 342-7321.
Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
RISK FACTORS
An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the SEC, as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.
USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of any securities offered by us for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at one of our banking subsidiaries.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants and units that we may offer and sell from time to time. When one or more of these securities are offered in the future pursuant to a prospectus supplement, the prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in any applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.
We may issue and sell securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue or sell the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities offered by us are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. The shares of our common stock that may be offered by us are listed on the Nasdaq Global Select Market.
DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our articles of incorporation, which is incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our articles of incorporation, our bylaws, Illinois law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our articles of incorporation, it may not contain all of the information that is important to you.
Authorized Shares of Capital Stock
Our articles of incorporation, as amended, authorize the issuance of up to 35,000,000 shares of common stock, par value $0.01 per share, up to 5,000,000 shares of non-voting common stock, par value $0.01 per share, and up to 4,000,000 shares of preferred stock, par value $2.00 per share. At June 30, 2026, we had issued and outstanding 20,725,814 shares of our common stock (which includes 20,725,814 shares of common stock that are issuable upon the vesting of restricted stock awards outstanding as of such date), no shares of non-voting common stock and 115,000 shares of our Series A preferred stock.
Common Stock
Governing Documents.   The holders of shares of our common stock have the rights set forth in our articles of incorporation, as amended, our bylaws and Illinois law.
Dividends and Distributions.   The holders of our common stock are entitled to share equally in any dividends that our board of directors may declare from time to time out of funds legally available for dividends, subject to limitations under Illinois law and any preferential rights of holders of our then outstanding preferred stock.
Ranking.   Our common stock ranks junior with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company to all of our other securities and indebtedness.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share equally, on a per share basis, in all of our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any then outstanding shares of preferred stock.
Conversion Rights.   Our common stock is not convertible into any other shares of our capital stock.
Preemptive Rights.   The holders of our common stock do not have any preemptive rights.
Voting Rights.   The holders of our common stock are entitled to one vote per share on any matter to be voted on by the shareholders. The holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors. A plurality of the shares voted shall elect all of the directors then standing for election at a meeting of shareholders at which a quorum is present.
Our board of directors is divided into three classes of directors, each serving a staggered three-year term. Class II directors hold office for a term expiring at the annual meeting of shareholders to be held in 2027, Class III directors hold office for a term expiring at the annual meeting of shareholders to be held in 2028 and Class I directors hold office for a term expiring at the annual meeting of shareholders to be held in 2029. At each annual meeting, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.
Redemption.   We have no obligation or right to redeem our common stock.
Non-Voting Common Stock
The holders of our non-voting common stock are entitled to all rights and privileges afforded to holders of our common stock as described above under “— Common Stock,” except the holders of our non-voting common stock are not entitled to vote on any matter to be voted on by the shareholders.
Preferred Stock
Upon authorization of our board of directors, we may issue shares of one or more series of our preferred stock from time to time. Our board of directors may, without any action by holders of common stock and except as may be otherwise provided in the terms of any series of preferred stock of which there are shares outstanding, adopt resolutions to designate and establish a new series of preferred stock. Upon establishing such a series of preferred stock, the board will determine the number of shares of preferred stock of that series that may be issued and the rights and preferences of that series of preferred stock. The rights of any series of preferred stock may include, among others:
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general or special voting rights;

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preferential liquidation rights;

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preferential cumulative or noncumulative dividend rights;

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redemption or put rights; and

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conversion or exchange rights.

We may issue shares of, or warrants to purchase shares of, one or more series of our preferred stock that have been designated from time to time, the terms of which might:
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adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock or other series of preferred stock;

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discourage an unsolicited proposal to acquire us; or

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facilitate a particular business combination involving us.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over our then market price.

Series A Preferred Stock
The Series A Statement of Resolution sets forth the terms of our Series A Preferred Stock. The Series A Statement of Resolution initially authorizes 115,000 shares of Series A Preferred Stock. We may, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of Series A Preferred Stock from time to time.
Holders of Series A Preferred Stock do not have preemptive or subscription rights to acquire more of our stock. The Series A Preferred Stock is not convertible into or exchangeable for our common stock or any other class or series of our capital stock or other securities. The Series A Preferred Stock does not have a stated maturity date, is not subject to any sinking fund or any other obligation of us for its repurchase, redemption, or retirement, and is perpetual unless redeemed at our option.
Ranking.   Shares of the Series A Preferred Stock rank, with respect to the payment of dividends and distributions upon our liquidation, dissolution, or winding-up:
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senior to our common stock and to any class or series of our capital stock we may issue that is not expressly stated to be on parity with or senior to the Series A Preferred Stock;

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on parity with, or equally to, any class or series of our capital stock expressly stated to be on parity with the Series A Preferred Stock, including the Series A Preferred Stock; and

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junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock).

Dividends.   Dividends on shares of the Series A Preferred Stock are discretionary, not mandatory, and will not be cumulative. Holders of the Series A Preferred Stock will be entitled to receive, if, when, and as declared by our board of directors or a duly authorized committee of our board of directors, out of legally available assets, non-cumulative cash dividends quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2022 (each such date being referred to herein as a “dividend payment date”) based on the liquidation preference of $1,000 per share (equivalent to $25 per depositary share) at a rate equal to:
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from the date of original issue to, but excluding, September 30, 2027 (such date being referred to herein as the “First Reset Date”), a fixed rate per annum of 7.750%; and

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from, and including, the First Reset Date, during each reset period, a rate per annum equal to the five-year treasury rate as of the most recent reset date (as described below), plus 4.713% on the liquidation preference of $1,000 per share.

In the event that we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this summary refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We will not pay interest or any sum of money instead of interest on any dividend payment that may be in arrears on the Series A Preferred Stock.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date (each such date being referred to herein as a “dividend record date”), which shall be the 15th calendar day before the dividend payment date or such other record date fixed by our board of directors or a duly authorized committee of our board of directors that is not less than 10 calendar days or more than 30 calendar days before the applicable dividend payment date.
A dividend period is the period from and including a dividend payment date to, but excluding, the next dividend payment date or any earlier redemption date, except that the initial dividend period commences on and includes the original issue date of the Series A Preferred Stock and ends on and excludes the first dividend payment date. Any dividend payable on shares of the Series A Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. If any dividend payment date is not a business day, then the related payment of dividends will be made on the next succeeding business day, and no additional dividends will accrue on such payment.
The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the State of Illinois. Dividends on shares of the Series A Preferred Stock will not be cumulative. Accordingly, if our board of directors or a duly authorized committee of our board of directors does not declare a full dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the reset dividend determination date for that reset period, appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) as of any reset determination date, as determined by the calculation agent in its sole discretion; provided that if no such calculation can be determined as described above, then:
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if the calculation agent determines that the treasury rate has not been discontinued, then the calculation agent will use for such reset period a substitute base rate that it has determined is most comparable to the treasury rate; or

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if the calculation agent determines that the treasury rate has been discontinued, then the calculation agent will use for such reset period and each successive reset period a substitute or successor base rate that it has determined is most comparable to the treasury rate; provided that, if the calculation agent determines there is an industry-accepted successor base rate to the treasury rate, then the calculation agent shall use such successor base rate.

If the calculation agent has determined a substitute or successor base rate in accordance with the second bullet point immediately above but no calculation with respect to such substitute or successor base rate can be determined as of any subsequent reset dividend determination date, then a new substitute or successor base rate shall be determined as set forth in the first or second bullet point immediately above, as applicable, as if the previously-determined substitute or successor base rate was the treasury rate. If the calculation agent has determined a substitute or successor base rate, then the calculation agent will apply any technical, administrative or operational changes that we determine (including changes to the definitions of “dividend period”, “reset period”, “reset date” and “reset dividend determination date”, timing and frequency of determining rates with respect to each reset period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) for calculating such substitute or successor base rate in a manner that is consistent with market practice for such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the treasury rate; provided that, if we decide that adoption of any portion of such market practice is not administratively feasible or if we determine that no market practice for use of the substitute or successor base rate exists, the calculation agent will apply any such changes for calculating such substitute or successor base rate in such other manner as we determine is reasonably necessary.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
We are not obligated to and will not pay holders of the Series A Preferred Stock any interest or sum of money in lieu of interest on any divided not paid on a divided payment date. We are also not obligated to and will not pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above.
We are subject to statutory and regulatory prohibitions and other limitations on our ability to declare and pay dividends on the Series A Preferred Stock. Dividends on the Series A Preferred Stock will not be declared, paid, or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. In particular, dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.
Priority of Dividends.   The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series A Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series A Preferred Stock. As of the date hereof, there are no other shares of preferred stock issued and outstanding.
So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or set aside for payment, on all outstanding shares of Series A Preferred Stock:
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no dividend or distribution shall be declared, paid, or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock or is other junior stock or (ii) a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock, or other property under any such plan, or the redemption or repurchase of any rights under any such plan);

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no junior stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of shares of junior stock for or into other shares of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions, or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan, or other similar arrangement with or for the benefit of employees, officers, directors, or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), or (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities; and

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no parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and any parity stock, (ii) as a result of a reclassification of any parity stock for or into other parity stock, (iii) the exchange or conversion of any parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), (vii) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons, including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities.

Notwithstanding the foregoing, if dividends are not paid in full, or set aside for payment in full, on any dividend payment date upon the shares of the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such parity stock payable on such dividend payment date shall be declared pro rata in proportion to the respective amounts of undeclared and unpaid dividends on the Series A Preferred Stock and all parity stock payable on such dividend payment date. To the extent a dividend period with respect to any parity stock coincides with more than one dividend period with respect to the Series A Preferred Stock for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series A Preferred Stock, or shall treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series A Preferred Stock. To the extent a dividend period with respect to the Series A Preferred Stock coincides with more than one dividend period with respect to any parity stock, for purposes of the first sentence of this paragraph, the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such parity stock, or shall treat such dividend period(s) with respect to the Series A Preferred Stock and dividend period(s) with respect to any parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series A Preferred Stock and such parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any parity stock means such dividend periods as are provided for in the terms of such parity stock.
As used in this summary, “junior stock” means our common stock and any other class or series of our capital stock over which the Series A Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us. Junior stock includes our common stock.
As used in this summary, “parity stock” means any other class or series of our capital stock that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution, or winding-up of us, including the Series A Preferred Stock.
Subject to the foregoing, dividends (payable in cash, stock, or otherwise) may be declared and paid on our junior stock, which includes our common stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock or parity stock shall not be entitled to participate in any such dividend.
Redemption.   The Series A Preferred Stock is perpetual and has no maturity date and is not subject to any mandatory redemption, sinking fund, or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Series A Preferred Stock are not redeemable prior to the First Reset Date. The holders of the Series A Preferred Stock will not have any right to require the redemption or repurchase of their shares of Series A Preferred Stock.
We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 30, 2027, or (ii) in whole but not in part at any time within 90 days following a “regulatory capital treatment event,” in each case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A Preferred Stock to, but excluding, the date fixed for redemption (the “redemption date”). Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable dividend record date will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date. Investors should not expect us to redeem the Series A Preferred Stock on or after the date it becomes redeemable at our option.
We are a bank holding company regulated by the Federal Reserve. We intend to treat the Series A Preferred Stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) applicable to us.
A “regulatory capital treatment event” means the good faith determination by us that, as a result of any:
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amendment to, clarification of, or change in, the laws, rules, or regulations of the United States or any political subdivision of or in the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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proposed change in those laws, rules, or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock; or

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official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, or regulations or policies with respect thereto that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference amount of $1,000 per share of the Series A Preferred Stock then outstanding as additional Tier 1 capital (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations currently applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that, following redemption, we will continue to hold capital commensurate with its risk.
If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the Series A Preferred Stock to be redeemed, by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

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the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all of the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;

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the redemption price;

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the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

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that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata, by lot, or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.
Liquidation Rights.   In the event that we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, holders of the Series A Preferred Stock are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or on parity with the Series A Preferred Stock with respect to distributions upon the voluntary or involuntary liquidation, dissolution, or winding-up of our business and affairs, including the Series A Preferred Stock, and before we make any distribution or payment out of our assets to the holders of our common stock or any other class or series of our capital stock ranking junior to the Series A Preferred Stock with respect to distributions upon our liquidation, dissolution, or winding-up, an amount per share equal to the liquidation preference of $1,000 per share plus any declared and unpaid dividends prior to the payment of the liquidating distribution (but without any amount in respect of dividends that have not been declared prior to the date of payment of the liquidating distribution). After payment of the full amount of the liquidating distribution described above, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of our assets.
In any such distribution, if our assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of any shares of our capital stock ranking as to any such liquidating distribution on parity with the Series A Preferred Stock, including the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to such other shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and the liquidation preference per share of any other capital stock ranking on parity with the Series A Preferred Stock as to liquidation rights has been paid in full, the holders of our common stock or any other capital stock ranking, as to liquidation rights, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A Preferred Stock, to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation, dissolution, reorganization or winding-up or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Holders of the Series A Preferred Stock are subordinate to all of our indebtedness and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. The Series A Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Voting Rights.   Except as provided below and as determined by our board of directors or a duly authorized committee of our board of directors or as otherwise expressly required by law, the holders of the Series A Preferred Stock will have no voting rights.
Whenever dividends on any shares of the Series A Preferred Stock, or any parity stock upon which similar voting rights have been conferred (“voting preferred stock”), shall have not been declared and paid in an aggregate amount equal to the amount of dividends payable on the Series A Preferred Stock as contemplated herein for the equivalent of six or more quarterly dividend periods, whether or not consecutive (which we refer to as a “nonpayment”), the holders of the Series A Preferred Stock, voting together as a class with holders of any voting preferred stock then outstanding, will be entitled to vote (based on respective liquidation preferences) for the election of a total of two additional members of our board of directors (which we refer to as the “preferred directors”); provided that our board of directors shall at no time include more than two preferred directors; provided, further, that the election of any such preferred directors may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). In that event, the number of directors on our board of directors shall automatically increase by two and, at the request of any holder of Series A Preferred Stock, a special meeting of the holders of Series A Preferred Stock and such voting preferred stock, including the Series A Preferred Stock, for which dividends have not been paid shall be called for the election of the two preferred directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which event such election shall be held at such next annual or special meeting of shareholders), followed by such election at each subsequent annual meeting at which the term of a preferred director would conclude. If, as of the date of election of any preferred director, the Company’s board of directors shall then be divided into two or more classes, then the preferred director shall be elected as a member of such class as may be selected by the Company’s secretary.
These voting rights will continue until the date on which full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) on the Series A Preferred Stock and such voting preferred stock for four consecutive dividend periods following the nonpayment.
If and when full dividends have been paid (or declared and a sum sufficient for the payment of such dividends has been set aside for payment) for at least four consecutive dividend periods following a nonpayment on the Series A Preferred Stock (which we refer to as a “nonpayment remedy”), the holders of the Series A Preferred Stock and such voting preferred stock shall immediately and, without any further action by the Company, be divested of the foregoing voting rights (subject to the revesting of such voting rights in the event of each subsequent nonpayment). If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will immediately terminate and the number of directors on our board of directors shall automatically decrease by two.
Any preferred director may be removed at any time without cause by the holders of a majority of the outstanding shares of the Series A Preferred Stock and such voting preferred stock, voting together as a class, when they have the voting rights described above. In the event that a nonpayment occurs and there has not been a subsequent nonpayment remedy, any vacancy in the office of a preferred director (other than prior to the initial election of the preferred directors) may be filled by a qualified nominee with the written consent of the preferred director remaining in office, or if none remains in office, by a qualified nominee or nominees upon the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and such voting preferred stock, voting together as a class, in each case to serve until the next annual meeting of shareholders or, if the Company’s board of directors shall then be divided into two or more classes, for the term of a class of directors selected by the Company’s secretary; provided that the filling of any such vacancy may not cause us to violate any corporate governance requirement of The Nasdaq Stock Market LLC (or any other exchange on which our securities may be listed). The preferred directors shall each be entitled to one vote per director on any matter on which our directors are entitled to vote.
Under regulations adopted by the Federal Reserve, if the holders of one or more series of preferred stock are or become entitled to vote for the election of directors, such series entitled to vote for the same director(s) will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, if the series is/are deemed to be a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series. While we do not believe the shares of Series A Preferred Stock are considered “voting securities” currently, holders of such stock should consult their own counsel with regard to regulatory implications. A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity.
So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of shareholders required by law or our articles of incorporation, as amended, the affirmative vote or consent of the holders of at least two-thirds of all of the then-outstanding shares of Series A Preferred Stock entitled to vote thereon, voting separately as a single class, shall be required to:
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amend or alter our articles of incorporation, as amended, to authorize or create or increase the authorized amount of any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or as to distributions upon our liquidation, dissolution, or winding-up, or issue any obligation or security convertible into or exchangeable for, or evidencing the right to purchase, any such class or series of our capital stock;

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amend, alter, or repeal the provisions of our articles of incorporation, as amended, including the statement of resolution, so as to materially and adversely affect the special powers, preferences, privileges, or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize, create or issue, or increase the authorized amount of, any junior stock or parity stock, or any securities convertible into junior stock or parity stock will not be deemed to materially and adversely affect the powers, privileges, or rights of the Series A Preferred Stock; or

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consummate a binding share exchange or reclassification involving the Series A Preferred Stock, or complete the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business or consolidate with or merge into any other corporation, unless, in each case, the shares of the Series A Preferred Stock (i) remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, or (ii) are converted into or exchanged for preference securities of the surviving entity or any entity controlling such surviving entity and such new preference securities have powers, preferences, privileges, and rights that are not materially less favorable to the holders thereof than the powers, preferences, privileges, and rights of the Series A Preferred Stock, taken as a whole.

When determining the application of the voting rights described in this section, the authorization, creation, and issuance, or an increase in the authorized or issued amount, of junior stock or any class or series of capital stock that by its terms expressly provides that it ranks on parity with the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and as to distributions upon our liquidation, dissolution, or winding-up, or any securities convertible into or exchangeable or exercisable for junior stock or any class or series of capital stock, shall not be deemed to materially and adversely affect the special powers, preferences, privileges, or rights, and shall not require the affirmative vote or consent of, the holders of any outstanding shares of Series A Preferred Stock.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.
Depositary, Transfer Agent, and Registrar.   Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the depositary shares, and as registrar for the Series A Preferred Stock and the depositary shares. Computershare Trust Company, N.A. will serve as transfer agent for the Series A Preferred Stock and the depositary shares. We may, in our sole discretion, remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.
Calculation Agent.   The Company’s affiliate, Midland States Bank, will be the calculation agent for the Series A Preferred Stock.
Depositary Shares
General.   We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Series A Depositary Shares
General.   We have issued 4,600,000 depositary shares that represent proportional fractional interests in shares of the Series A Preferred Stock (which we refer to as “Series A depositary shares”). Each Series A depositary share represents a 1/40th interest in a share of the Series A Preferred Stock and the Series A depositary shares are evidenced by depositary receipts. We have deposited the underlying shares of Series A Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., acting jointly as depositary, and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, the Series A depositary shares are entitled to all of the powers, preferences, and special rights of the Series A Preferred Stock, as applicable, in proportion to the applicable fraction of a share of Series A Preferred Stock those Series A depositary shares represent.
In this summary, references to “holders” of Series A depositary shares mean those who own Series A depositary shares registered in their own names on the books that we or the depositary maintains for this purpose. DTC (or its designated nominee) is the only registered holder of the depositary receipts representing the Series A depositary shares. References to “holders” of Series A depositary shares do not include indirect holders who own beneficial interests in Series A depositary shares registered in street name or issued in book-entry form through DTC.
Dividends and Other Distributions.   Each dividend payable on a Series A depositary share will be in an amount equal to 1/40th of the dividend declared and payable on each share of Series A Preferred Stock.
The depositary will distribute all dividends and other cash distributions received on the Series A Preferred Stock to the holders of record of the depositary receipts in proportion to the number of Series A depositary shares held by each holder. If we make a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary receipts in proportion to the number of Series A depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
If the calculation of a dividend or other cash distribution results in an amount that is a fraction of a cent and that fraction is equal to or greater than $0.005, the depositary will round that amount up to the next highest whole cent and will request that we pay the resulting additional amount to the depositary for the relevant dividend or other cash distribution. If the fractional amount is less than $0.005, the depositary will disregard that fractional amount and it will be added to and be treated as part of the next succeeding distribution.
Record dates for the payment of dividends and other matters relating to the Series A depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amount paid as dividends or otherwise distributable by the depositary with respect to the Series A depositary shares or the underlying Series A Preferred Stock will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Series A depositary shares or the shares of the Series A Preferred Stock, until such taxes or other governmental charges are paid.
Liquidation Preference.   In the event of our liquidation, dissolution, or winding-up, a holder of Series A depositary shares will receive the fraction of the liquidation preference accorded each share of underlying Series A Preferred Stock represented by the Series A depositary shares.
Neither the sale, conveyance, exchange, or transfer of all or substantially all of our assets or business, nor the consolidation or merger by us with or into any other entity or by another entity with or into us, whether for cash, securities, or other property, individually or as part of a series of transactions, will constitute a liquidation, dissolution, or winding-up of our affairs.
Redemption of Series A Depositary Shares.   If we redeem the Series A Preferred Stock, in whole or in part, as described above under “Preferred Stock — Series A Preferred Stock — Redemption,” Series A depositary shares also will be redeemed with the proceeds received by the depositary from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per Series A depositary share will be 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per Series A depositary share), plus 1/40th of the per share amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, on the Series A Preferred Stock to, but excluding, the redemption date.
If we redeem shares of the Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of Series A depositary shares representing those shares of the Series A Preferred Stock so redeemed. If we redeem less than all of the outstanding Series A depositary shares, the Series A depositary shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be equitable and permitted by DTC and the rules of any national securities exchange on which the Series A Preferred Stock is listed.
The depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 days and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related Series A depositary shares.
The depositary will not be required (a) to issue, transfer or exchange any depositary receipts for a period beginning at the opening of business 15 days next preceding any selection of Series A depositary shares and Series A Preferred Stock to be redeemed and ending at the close of business on the day of the sending of notice of redemption, or (b) to transfer or exchange for another depositary receipt any depositary receipt representing Series A depositary shares called or being called for redemption in whole or in part except as for certain limited circumstances described in the deposit agreement.

Voting.   Because each Series A depositary share represents a 1/40th ownership interest in a share of Series A Preferred Stock, holders of depositary receipts will be entitled to vote 1/40th of a vote per Series A depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to vote, as described above in “Preferred Stock — Series A Preferred Stock — Voting Rights.”
When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will, if requested in writing and provided with all necessary information, provide the information contained in the notice to the record holders of the Series A depositary shares relating to the Series A Preferred Stock. Each record holder of the Series A depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s Series A depositary shares. To the extent possible, the depositary will vote or cause to be voted the amount of the Series A Preferred Stock represented by Series A depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any Series A depositary shares representing the Series A Preferred Stock, it will abstain from voting with respect to such shares (but may, at its discretion, appear at the meeting with respect to such shares unless directed to the contrary).
Depositary, Transfer Agent, and Registrar.   Computershare Inc. and Computershare Trust Company, N.A. will serve jointly as depositary for the Series A depositary shares, and as registrar for the Series A Preferred Stock and the Series A depositary shares. Computershare Trust Company, N.A. will serve as transfer agent for the Series A Preferred Stock and the Series A depositary shares. We may remove the depositary, transfer agent, and registrar in accordance with the agreement between us and the depositary, transfer agent, or registrar, respectively; provided that we will appoint a successor who will accept such appointment prior to the effectiveness of its removal.
The form of depositary receipt evidencing the Series A depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless the amendment has been approved by the record holders representing in the aggregate at least a majority of the Series A depositary shares then outstanding.
Form of Series A Preferred Stock and Series A Depositary Shares.   The Series A depositary shares will be issued in book-entry form through DTC. The Series A Preferred Stock will be issued in registered form to the depositary.
Anti-Takeover Provisions
Illinois law, banking laws and certain provisions of our articles of incorporation and bylaws could have the effect of delaying or deferring the removal of incumbent directors or delaying, deferring or discouraging another party from acquiring control of us, even if such removal or acquisition would be viewed by our shareholders to be in their best interests. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids. We believe that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.
Classified Board of Directors; Noncumulative Voting for Directors.   Our articles of incorporation provide that our board of directors is classified into three classes of directors, with the members of one class to be elected each year, which prevents a majority of our directors from being removed at a single annual meeting. In addition, our articles of incorporation specify that, as permitted by the Illinois Business Corporation Act of 1983, which we refer to as the “IBCA,” directors may be removed during their three-year terms only for “cause.” See the discussion below under “— Filling of Board Vacancies; Removals” for the definition of “cause.”
Our articles of incorporation also provide for noncumulative voting for directors, which may make it more difficult for a non-company nominee to be elected to our board of directors.

Authorized But Unissued Capital Stock.   We have authorized but unissued shares of common stock, non-voting common stock, and preferred stock, and our board of directors may authorize the issuance of one or more series of preferred stock without shareholder approval. These shares could be used by our board of directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.
Limitation on Right to Call a Special Meeting of Shareholders.   Our bylaws provide that special meetings of shareholders may only be called by our board or our president or by the holders of not less than 20% of our outstanding shares of capital stock entitled to vote for the purpose or purposes for which the meeting is being called.
Advance Notice Provisions.   Our bylaws generally require a shareholder desiring to propose new business at a shareholder meeting to provide advance written notice to our corporate secretary, not less than 90 days nor more than 120 days prior to the date of the meeting, containing certain information about the shareholder and the business to be brought. Only business within the purposes described in the notice of the meeting may be conducted at a special meeting. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding stock until the next shareholders’ meeting.
Additionally, our bylaws provide that nominations for directors must be made in accordance with the provisions of our bylaws, which generally require, among other things, that such nominations be provided in writing to our corporate secretary, not less than 90 days nor more than 120 days prior to the meeting, and that the notice to our corporate secretary contain certain information about the shareholder and the director nominee.
No Action By Written Consent of Shareholders.   Our articles of incorporation provide that any action required or permitted to be taken by the holders of our capital stock must be effected at a duly called annual or special meeting of the holders of our capital stock and may not be effected by any consent in writing by our shareholders.
Filling of Board Vacancies; Removals.   Any vacancies in our board of directors and any directorships resulting from any increase in the number of directors may be filled by the board, acting by not less than two-thirds of the directors then in office, although less than a quorum, and any directors so chosen will hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. Furthermore, our articles of incorporation specify that directors may only be removed by shareholders for “cause,” and that removal of a director for cause by our shareholders requires the affirmative vote of the holders of not less than 70% of the outstanding shares of capital stock entitled to vote generally in the election of directors. “Cause” will be deemed to exist only if the director whose removal is proposed has been convicted of a felony or has been adjudged by a court to be liable for gross negligence or willful misconduct in the performance of such director’s duty to us and such adjudication is no longer subject to direct appeal.
Amendment of the Bylaws.   Our articles of incorporation and bylaws provide that our bylaws may be altered, amended or repealed by our board without prior notice to or approval by our shareholders. Our bylaws may also be altered, amended or repealed by the affirmative vote of holders of not less than 70% of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Accordingly, our board could take action to amend our bylaws in a manner that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.
Supermajority Voting Provisions.   Our articles of incorporation provide for certain heightened voting thresholds needed to consummate a change in control transaction, such as a merger, the sale of substantially all of our assets or other similar transaction. Accordingly, we will not be able to consummate a change in control transaction or sell all or substantially all of our assets without obtaining the affirmative vote of the holders of shares of our capital stock having at least 70% of the voting power of all outstanding capital stock entitled to vote thereon. Notwithstanding the foregoing, if at least 66-2/3% of our directors approve any such transaction, then the supermajority voting provisions set forth in our articles of incorporation will not apply and only a majority vote of our shareholders will be required to approve such transaction.

Illinois Law.   Our articles of incorporation expressly provide that Section 7.85 of the IBCA, which applies to interested shareholder transactions, will apply to our company. Section 7.85 requires that, except in limited circumstances, a “business combination” with an “interested shareholder” be approved by (i) the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors; and (ii) the affirmative vote of a majority of the voting shares of stock held by “disinterested shareholders.” A “disinterested shareholder” is a shareholder who is not an “interested shareholder” or an affiliate or an associate of an interested shareholder. An “interested shareholder” means: (i) a person that is the owner of 15% or more of our outstanding voting shares or is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting shares at any time within the three year period immediately before the date on which it is sought to be determined whether the person is an interested shareholder; and (ii) the affiliates and associates of that person. This provision may have the effect of inhibiting a non-negotiated merger or other business combination involving us, even if such event would be beneficial to our shareholders.
Notwithstanding the foregoing, the higher vote requirement set forth in Section 7.85 of the IBCA will not be applicable to any transaction if either: (i) the transaction has been approved by 66-2/3% of the disinterested directors; or (ii) the transaction satisfies certain fair price and procedure requirements.
Consideration of Non-Shareholder Interests.   Section 8.85 of the IBCA provides that, in discharging their duties, the board of directors, committees of the board, individual directors and individual officers of an Illinois corporation may, in considering the best long term and short term interests of the corporation, consider the effects of any action (including without limitation, action which may involve or relate to a change or potential change in control of the corporation) upon employees, suppliers and customers of the corporation or its subsidiaries, communities in which offices or other establishments of the corporation or its subsidiaries are located, and all other pertinent factors. Our articles of incorporation incorporate the concept in Section 8.85 of the IBCA and permit our board to consider, in connection with the exercise of its judgment in determining what is in the best interests of our company and our shareholders when evaluating a potential change in control transaction, a variety of interests beyond the direct financial interests of our shareholders, including the social and economic effects of the transaction on us and the other elements of the communities in which we operate.
Banking Laws.   The ability of a third party to acquire us is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1953, as amended, which we refer to as the “BHCA,” and the regulations thereunder require any “bank holding company” (as defined in the BHCA) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting stock under the Change in Bank Control Act of 1978. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would likely at least take the position that the minimum number of shares, and could take the position that the maximum number of shares, of our common stock that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock, including pursuant to warrants to purchase our common stock held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of our common stock.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we may offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (which we refer to as the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “— Subordinated Debt Securities;”

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any limit on the aggregate principal amount of the debt securities;

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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

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any provisions relating to the issuance of the debt securities of the series at an original issue discount;

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the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

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whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

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whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

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the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

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whether the debt securities may be issuable in tranches;

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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

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any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

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any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

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any deletions from, modifications of or additions to the covenants with respect to the debt securities;

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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

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whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

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the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

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any restrictions, conditions or requirements for transfer of the debt securities; and

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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
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we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.
Modification and Waiver
Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest;

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a reduction in the principal amount of, or interest on, any debt securities;

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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

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a change in the currency in which any payment on the debt securities is payable;

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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
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waive compliance by us with certain restrictive provisions of the indenture; and

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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;

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default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;

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our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;

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if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or

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any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.

Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
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conducting any proceeding for any remedy available to the trustee; or

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exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;

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the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and

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no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture.   Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;
then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance.   Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
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to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
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we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;

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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and

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we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all of our existing and future senior indebtedness. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all of our “indebtedness for money borrowed” whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to our indebtedness for borrowed money and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among us and our affiliates.
The term “indebtedness for money borrowed” means:
•
any obligation of, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•
any off-balance sheet guarantee obligation;

•
any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

•
any capitalized lease obligation;

•
any deferred obligation for payment of the purchase price of any property or assets;

•
all obligations of the type referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•
all obligations of the type referred to above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us.

The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include our obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which we incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any of our other indebtedness or obligations.
Upon the liquidation, dissolution, winding up, or reorganization of us or the Bank, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on our senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then we shall first use such excess proceeds to pay in full all “other company obligations” before we make any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of us or the Bank, holders of the subordinated debt securities may recover less ratably than holders of our senior indebtedness, creditors with respect to “other company obligations” and other creditors of ours.
In some circumstances relating to our or the Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by us, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General.   From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.
Resignation or Removal of Trustee.   If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities.   The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee.   The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock, non-voting common stock, other securities of ours or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:
•
the title and specific designation of the warrants;

•
the aggregate number of warrants offered;

•
the amount of warrants outstanding, if any;

•
the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•
the exercise price or prices of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time;

•
the anti-dilution, redemption or call provisions of the warrants, if any;

•
if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•
any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of non-voting common stock, shares of preferred stock, depositary shares or warrants, or any combination of such securities, including guarantees of any securities.
A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:
•
the terms of the units and of any of the debt securities, common stock, preferred stock or warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•
a description of the terms of any unit agreement governing the units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, in market transactions, including on the Nasdaq Global Select Market, block trades, privately negotiated transactions or through a combination of any of these sales methods or through any other method permitted by law, including in “at the market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.
Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering and plan of distribution.
Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. Any such underwriters and the related compensation arrangements, indemnification obligations and other material terms and conditions of the underwriting will be set forth in the applicable prospectus supplement.
Any underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.
All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS
Our consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.midlandsb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Midland States Bancorp, Inc., 1201 Network Centre Drive, Effingham, Illinois 62401, Attention: Corporate Secretary, telephone: (217) 342-7321.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026; and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on July 30, 2026;

•
our Current Reports on Form 8-K filed with the SEC on February 3, 2026, February 4, 2026, March 6, 2026, May 5, 2026, May 5, 2026, May 8, 2026, May 11, 2026 and August 4, 2026;

•
the description of our common stock included in our Registration Statement on Form 8-A, dated May 16, 2016, and in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 2, 2026, including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:
Midland States Bancorp, Inc.
Attention: Corporate Secretary
1201 Network Centre Drive
Effingham, Illinois 62401
Telephone number: (217) 342-7321

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses.
SEC Registration Fee	$21,750*
Trustee Fees	**
Printing Expenses	**
Rating Agency Fees	**
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Miscellaneous	**
Total	$21,750**

*
Of this amount, $12,514.50 was previously paid.

**
These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15.   Indemnification of Directors and Officers
Under Section 8.75 of the IBCA, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

Our articles of incorporation and bylaws provide that, subject to the limits of applicable federal and state banking laws and regulations, we must indemnify each person who is or was a director or officer of ours and each person who serves or served at our request as a director, officer or partner of another enterprise in accordance with, and to the fullest extent authorized by, the IBCA, as the same now exists or may be amended in the future.
We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 8.75 of the IBCA provides that an Illinois corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCA.
Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act.
Item 16.   Exhibits
Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Articles of Incorporation of Midland States Bancorp, Inc., as amended (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K filed on February 23, 2024).
3.2	By-laws of Midland States Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 of the Company’s Registration on Form S-1 filed on April 11, 2016).
4.1*	Form of Statement of Resolution of Preferred Stock and form of Preferred Stock Certificate.
4.2*	Form of Warrant and Warrant Certificate.
4.3	Form of Indenture (incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 filed on August 28, 2019).
4.4*	Form of Senior Debt Security.
4.5*	Form of Subordinated Debt Security.
4.6*	Form of Unit Agreement and Unit Certificate.
4.7*	Form of Deposit Agreement (together with form of depositary receipt)
4.8	Deposit Agreement, dated as of August 24, 2022, by and among Midland States Bancorp, Inc., Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the Series A depositary receipts described therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2022)
4.9	Form of depositary receipt representing the Series A depositary shares (included as Exhibit A to Exhibit 4.8 hereto)
The other instruments defining the rights of holders of the long-term debt securities of the Company and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. The Company hereby agrees to furnish copies of these instruments to the SEC upon request.
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of Crowe LLP
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the registration statement).
25.1**	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document incorporated by reference herein.

**
To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

†
Schedules and/or exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Effingham, state of Illinois, on the 6th day of October, 2026.
MIDLAND STATES BANCORP, INC.
By:
/s/ Jeffrey G. Ludwig

Jeffrey G. Ludwig
Chief Executive Officer and President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Jeffrey G. Ludwig and Claire A. Stack, his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this registration statement on Form S-3 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act, and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the SEC under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on October 6, 2026.
Signature	Title
/s/ Jeffrey C. Smith Jeffrey C. Smith	Chairman of the Board of Directors
/s/ Jeffrey G. Ludwig Jeffrey G. Ludwig	President, Chief Executive Officer and Vice Chairman (principal executive officer)
/s/ Claire A. Stack Claire A. Stack	Chief Financial Officer (principal financial officer, principal accounting officer)
/s/ R. Dean Bingham R. Dean Bingham	Director
/s/ Gerald J. Carlson Gerald J. Carlson	Director
/s/ James F. Deutsch James F. Deutsch	Director
/s/ Jennifer L. DiMotta Jennifer L. DiMotta	Director

Signature	Title
/s/ Travis J. Franklin Travis J. Franklin	Director
/s/ Jerry L. McDaniel Jerry L. McDaniel	Director
/s/ Jeffrey M. McDonnell Jeffrey M. McDonnell	Director
/s/ Richard T. Ramos Richard T. Ramos	Director
/s/ Robert F. Schultz Robert F. Schultz	Director